     As filed with the Securities and Exchange Commission on April 9, 1999

                                                 Registration No.
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1933

                        _______________________________

                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)

                       --------------------------------

         Delaware                          1700 Lincoln Street               13-1806811
(State or other jurisdiction of          Denver, Colorado  80203          (I.R.S. Employer
incorporation or organization)               (303) 863-7414              Identification No.)

                           NEWMONT MINING CORPORATION
                           1999 EMPLOYEES STOCK PLAN
                              (Full Title of Plan)

                        _______________________________

                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                              1700 Lincoln Street
                            Denver, Colorado  80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        _______________________________

                                   Copies to:
                             Maureen Brundage, Esq.
                                  White & Case
                          1155 Avenue of the Americas
                           New York, New York  10036
                                 (212) 819-8200

                        _______________________________


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed maximum          Proposed maximum
          Title of each class of              Amount to be      offering price per        aggregate offering          Amount of
       securities to be registered             registered            share(1)                  price(1)            registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.60 par value.............      6,000,000            $17.125                  $102,750,000              $28,565
===================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on April 7, 1999.
===================================================================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Newmont Mining Corporation (the "Corporation") hereby incorporates by reference in this Prospectus the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and the description of the Corporation's Common Stock contained in the Corporation's registration statement for such Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes and empowers the Corporation to identify the directors, officers, employees and agents of the Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Laws of the State of Delaware.

     The By-Laws of the Corporation provide that each person who at any time is or shall have been a director or officer of the Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, and his heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Section 6 of the By-Laws of the Corporation facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Corporation and the director or officer.

Item 7.  Exemption from Registration Claimed.

              Not applicable.

Item 8.  Exhibits.

Exhibit
Number    Description of Documents
--------  ------------------------

4.1 Restated Certificate of Incorporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to Corporation's Annual Report on Form 10-K for the year ended December 31, 1987.

4.2 Amendment to the Certificate of Incorporation dated May 5, 1997. Incorporated by reference to Exhibit 4.2 to the Corporation's Registration Statement on Form S-3 (Registration No. 333-59141).

4.3 By-Laws, as amended, through November 1, 1993 and adopted November 1, 1993. Incorporated by reference to Exhibit 3(b) to Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

5. Opinion of White & Case, counsel to the Corporation, dated April 8, 1999 with respect to the legality of the Common Stock being registered.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of PricewaterhouseCoopers LLP.

23.3 Consent of White & Case (included in Exhibit 5 to the Registration Statement).

24.       Power of Attorney of certain officers and directors.

Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs 1(I) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described in Item 6, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of April, 1999.

                                               NEWMONT MINING CORPORATION


                                               By: /s/  Timothy J. Schmitt
                                                   ------------------------
                                                   Timothy J. Schmitt
                                                   Vice President, Secretary and
                                                   Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                          Title                         Date
        ---------                          -----                         ----

         *                      Chairman, President and               |
---------------------------     Chief Executive Officer and Director  |
Ronald C. Cambre                (Principal Executive Officer)         |
                                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
James T. Curry, Jr.                                                   |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Joseph P. Flannery                                                    |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Leo I. Higdon, Jr.                                                    |
                                                                      |     April 9, 1999
                                                                      |
         *                      Director                              |
---------------------------                                           |
Thomas A. Holmes                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Robert J. Miller                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
George B. Munroe                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Robin A. Plumbridge                                                   |


         *                      Director                              |
---------------------------                                           |
Robert H. Quenon                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Michael K. Reilly                                                     |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
Jean Head Sisco                                                       |
                                                                      |
                                                                      |    April 9, 1999
         *                      Director                              |
---------------------------                                           |
James V. Taranik                                                      |
                                                                      |
                                                                      |
         *                      Director                              |
---------------------------                                           |
William I. M. Turner, Jr.                                             |
                                                                      |
                                                                      |
         *                      Executive Vice President              |
---------------------------     and Chief Financial Officer           |
Wayne W. Murdy                  (Principal Financial Officer)         |
                                                                      |
                                                                      |
         *                      Vice President and Controller         |
---------------------------     (Principal Accounting Officer)        |
Linda K. Wheeler                                                      |
                                                                      |
                                                                      |
*By    /s/   Timothy J. Schmitt                                       |
    -----------------------------------------
     Timothy J. Schmitt
     Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number
--------

4.1 Restated Certificate of Incorporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to Corporation's Annual Report on Form 10-K for the year ended December 31, 1987.

4.2 Amendment to the Certificate of Incorporation dated May 5, 1997. Incorporated by reference to Exhibit 4.2 to the Corporation's Registration Statement on Form S-3 (Registration No. 333-59141).

4.3 By-Laws, as amended, through November 1, 1993 and adopted November 1, 1993. Incorporated by reference to Exhibit 3(b) to Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

5. Opinion of White & Case, counsel to the Corporation, dated April 8, 1999 with respect to the legality of the Common Stock being registered.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of PricewaterhouseCoopers LLP.

23.3 Consent of White & Case (included in Exhibit 5 to the Registration Statement).

24.  Power of Attorney of certain officers and directors.